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                                                              Exhibit 99.(i)(4)

                            [DECHERT LLP LETTERHEAD]

April 30, 2004

ING Investors Trust
7337 E. Doubletree Ranch Road
Scottsdale, AZ 85258

Re:  ING Investors Trust
     Securities Act Registration No. 33-23512
     Investment Company Act File No. 811-5629


Dear Ladies and Gentlemen:

We have acted as counsel to the ING Investors Trust (the "Trust"), a Massachusetts business trust, and we have a general familiarity with the Trust's business operations, practices and procedures. You have asked for our opinion regarding the issuance of shares of beneficial interest ($0.001 par value per share) ("Shares") by the Trust in connection with the registration of the Shares on behalf of the ING Lifestyle Moderate Portfolio, ING Lifestyle Moderate Growth Portfolio, ING Lifestyle Growth Portfolio, ING Lifestyle Aggressive Growth Portfolio, ING Evergreen Health Sciences Portfolio and ING Evergreen Omega Portfolio (each a "Series"). In our capacity as counsel, we have examined the Trust's Declaration of Trust, as amended to date, and are familiar with the proceedings of the Board of Trustees authorizing the creation of each Series and its Shares and the issuance of such Shares to the public.

We have examined originals and certified copies, or copies otherwise identified to our satisfaction as being true copies, of various corporate records of the Trust and such other instruments, documents and records as we have deemed necessary in order to render this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents examined by us and the correctness of all statements of fact contained in those documents.

On the basis of the foregoing, it is our opinion that the Shares of each Series, to be registered under the Securities Act of 1933, as amended ("1933 Act"), pursuant to post-effective amendment no. 61 to the Trust's registration statement on Form N-1A ("Registration Statement"), to be filed with the Securities and Exchange Commission on or about May 3, 2004, when issued in accordance with the terms described in the Registration Statement, will be duly and validly issued, fully paid and non-assessable by the Trust.

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Counsel." In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act, and the rules and regulations thereunder.

Very truly yours,


/s/ Dechert LLP
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    Dechert LLP